Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports Record 2009 Financial Results

Full Year 2009 Revenue of $132.2 Million, Net Income of $27.3 Million and Diluted EPS of $0.73

2009 Growth Led by Increased Level of Financing Activity in Targeted Verticals and Products

New York, NY February 9, 2010 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the full year and the fourth quarter, ended December 31, 2009. For the full year 2009, the Company reported revenue of $132.2 million, and net income of $27.3 million or $0.73 per diluted share. For the fourth quarter of 2009, the Company reported revenue of $27.4 million, and net income of $8.1 million or $0.21 per diluted share. Adjusting for certain events related to the reversal of a valuation allowance, non-cash principal transactions, legal fees related to an arbitration in which we prevailed in September 2009, impairment of goodwill and conference related income and expenses, the Company reported net income for 2009 on a non-U.S. GAAP basis of $25.1 million, a pre-tax margin of 22% and $0.67 per diluted share. For the fourth quarter of 2009, the Company reported net income on a non-U.S. GAAP basis of $6.3 million, a pre-tax margin of 22% and $0.16 per diluted share. A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

The Company will hold a conference call this morning, February 9, 2010 at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

Full Year Highlights:

  Revenue was up 169% to a record $132.2 million, compared to $49.2 million in 2008.
  Investment banking revenue was up 72% to a record $90.4 million, compared to $52.5 million in 2008.
  Revenue excluding principal transactions was up 113% to a record $132.7 million, compared to $62.2 million in 2008.
  Net income was a record $27.3 million, or $0.73 per diluted share, compared to a net loss of $37.4 million, or $1.12 per diluted share in 2008.
  The Company completed 102 financing transactions raising $2.5 billion, compared to 50 financing transactions raising $699 million, in 2008. The Company was once again ranked as the number one investment bank in PIPE transactions by deal volume for the full 2009 year.1
  Adjusting for certain events related to the reversal of a valuation allowance, non-cash principal transactions, legal fees related to an arbitration in which we prevailed in September 2009, impairment of goodwill and conference related income and expenses, the Company reported net income for 2009 on a non-U.S. GAAP basis of $25.1 million, a pre-tax margin of 22% and $0.67 per diluted share.
  A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

1 Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Fourth Quarter Highlights:

  Revenue was $27.4 million, compared to a $4.1 million loss in the fourth quarter of 2008 and $65.6 million in the third quarter of 2009.
  Investment banking revenue was $25.3 million, compared to $9.4 million in the fourth quarter of 2008 and $31.3 million in the third quarter of 2009.
  Merchant banking revenue was $7.4 compared to zero in the fourth quarter of 2008 and $28.6 million in the third quarter of 2009.
  Revenue, excluding non-cash principal transactions, was $34.0 million, compared to $12.8 million in the fourth quarter of 2008 and $63.2 million in the third quarter of 2009.
  The Company completed 38 financing transactions raising $1.3 billion, compared to 12 financing transactions raising $464 million in the fourth quarter of 2008 and 32 financing transactions raising $644 million in the third quarter of 2009. The Company was once again ranked as the number one investment bank in PIPE transactions by deal volume for the fourth quarter.2
  Net income was $8.1 million, or $0.21 per diluted share, compared to a net loss of $41.7 million, or $1.23 loss per diluted share in the fourth quarter of 2008 and net income of $15.5 million, or $0.40 per diluted share, for the third quarter of 2009.
  Adjusting for certain events related to non-cash principal transactions and conference related revenue, the Company reported net income on a non-U.S. GAAP basis of $6.3 million, a pre-tax margin of 22% and $0.16 per diluted share, compared to net income on a non-U.S. GAAP basis of $16.3 million, or $0.42 per diluted share, for the third quarter of 2009.
  A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

Edward Rubin, Rodman & Renshaw’s CEO and President said, “We are pleased by our 2009 performance and the positive momentum that has carried us forward into 2010. Our fourth quarter results reflect the positive contribution from our targeted verticals, including China and Metals and Mining, and the continued contribution from our capital markets and merchant banking segments. During the first five weeks of 2010, we have completed 15 financing transactions raising approximately $405.0 million. Our pipeline remains solid including 10 prospective public offerings that our capital markets group currently has in registration. We look forward to continuing to advance Rodman & Renshaw as a leading investment bank for growth companies.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $25.3 million for the fourth quarter, which included $4.2 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $9.4 million in investment banking revenue, which included $2.8 million related to warrants received, for the fourth quarter of 2008 and $31.3 million in investment banking revenue, which included $9.0 million related to warrants received, for the third quarter of 2009. Private placement and underwriting revenue for the fourth quarter was $23.8 million, compared to $30.4 million for the third quarter of 2009. Strategic advisory fees for the fourth quarter were $1.5 million, compared to $0.9 million for the third quarter of 2009.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras Biomedical joint venture and other principal investments activity, was $7.4 million. Merchant banking revenue, net of non-controlling interest of $3.7 million, was $3.7 million. The value of Aceras’ assets was determined based on an independent valuation prepared as of December 31, 2009, taking into consideration cash received, cost of the investment, market participant inputs, estimated cash flows based on entity specific criteria, purchase multiples paid in other comparable third-party transactions, market conditions, liquidity, operating results and other qualitative and quantitative factors. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter taking into account general economic instability and stock market.

In October 2009, the Company announced that BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) acquired Huxley Pharmaceuticals, Inc.; an Aceras privately held portfolio company. Under the terms of the transaction, BioMarin made payments of $16 million to Huxley shareholders in 2009. An additional $6.5 million based on the final approval of the purchased compound from the European

2 Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Commission will be paid in 2010. Furthermore, Huxley stockholders, which include the Company, may receive up to approximately $36 million in milestone payments if certain U.S. sales and development milestones are met in the future.

Sales & Trading

  Commissions for the fourth quarter were $1.3 million, compared to $1.8 million for the fourth quarter of 2008 and $1.6 million for the third quarter of 2009.
  Principal transactions revenue for the fourth quarter was a $6.6 million loss, compared to a $16.9 million loss for the fourth quarter of 2008 and a $2.4 million gain for the third quarter of 2009. The $6.6 million loss was primarily due to the reduction in value of warrants owned in a biotechnology company that experienced a negative regulatory development during the quarter. Since the fluctuation in value is outside of our control, we exclude such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

  Employee compensation and benefits expense for the fourth quarter was $13.1 million, compared to $7.9 million for the fourth quarter of 2008 and $25.5 million for the third quarter of 2009.
  Employee compensation and benefits expense for the fourth quarter represented 55% of revenue (less net income to non- controlling interest), compared to 50% for the third quarter of 2009. For the full year 2009, employee compensation and benefits expense represented 55% of revenue (less net income to non-controlling interest).
  The Company had 114 employees at December 31, 2009, compared to 117 employees at September 30, 2009. Of the 114 employees approximately 80% were client facing employees.

Non-Compensation Expense

Non-compensation expense for the fourth quarter was $6.5 million, compared to $30.9 million for the fourth quarter of 2008 and $9.5 million for the third quarter of 2009. The decrease in non-compensation expense from the third quarter of 2009 was primarily due to $3.2 million of expense related to the fall investor conference held in New York City. The decrease in the non-compensation expense from the fourth quarter of 2008 was mostly due to the $20.7 million goodwill impairment charge in the fourth quarter of 2008.

Income Taxes

The Company reversed its valuation allowance associated with its net deferred tax assets resulting in a $4.3 million income tax benefit. The valuation allowance was released in the fourth quarter due to, among other factors, the continued trend of improved profitability, and the historical profitability prior to the recent market upheaval, as well as the Company’s financial outlook for 2010 and beyond.

Capital

Cash and cash equivalents were $15.5 million at December 31, 2009, compared to $20.1 million at September 30, 2009. Liquid assets were $31.0 million at December 31, 2009, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities and current receivables, compared to $30.2 million at September 30, 2009. Book value per common share at December 31, 2009 was $1.56. Book value per common share, excluding non-controlling interest, is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with this earnings release, Rodman & Renshaw senior management will host a conference call at 10:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer and President as well as Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-8031 (United States) or 1-201-689-8031 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on February 9, 2010, through to 11:59 PM Eastern Time on February 16, 2010. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 343892.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast.

Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition as of December 31, 2009 (Unaudited) and 2008

Dollars in Thousands, Except Per Share Amounts	December 31, 2009	December 31, 2008

Assets
Cash and cash equivalents
Unrestricted	$12,603	$18,383
Restricted	2,943	3,371
Total cash and cash equivalents	15,546	21,754
Financial instruments owned, at fair value	56,156	13,872
Private placement and other fees receivable	4,798	1,975
Receivable from brokers, dealers & clearing agencies	5,735	2,714
Prepaid expenses	781	439
Property and equipment, net	2,773	1,390
Other assets	7,136	2,632
Goodwill and other intangible assets, net	1,961	2,906
Total Assets	$94,886	$47,682

Liabilities and Stockholders’ Equity
Accrued compensation payable	$10,098	$4,882
Accounts payable and accrued expenses	6,217	5,954
Acquisitions related payables	2,826	4,950
Financial instruments sold, not yet purchased, at fair value	304	1,361
Total Liabilities	19,445	17,147

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares	36	35
authorized; 35,918,222 and 35,044,670 issued as of
December 31, 2009 and December 31, 2008, respectively
Preferred stock, $0.001 par value; 1,000,000 authorized;	-	-
none issued
Additional paid-in capital	75,989	70,441
Treasury stock, 534,500 shares	(1,034)	(1,034)
Accumulated deficit	(11,609)	(38,907)
Total Common Stockholders’ Equity	63,382	30,535
Non-Controlling Interest	12,059	-
Total Stockholders’ Equity	75,441	30,535
Total Liabilities and Stockholders’ Equity	$94,886	$47,682

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

     Condensed Consolidated Statements of Operations for the
Three Months and Years Ended December 31, 2009 and 2008 (Unaudited)

Amounts in Thousands, Except Per Share Amounts

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Investment banking	$25,304	$9,364	$90,433	$52,473
Merchant banking	7,390	-	36,018	-
Commissions	1,268	1,797	4,423	6,492
Conference fees	18	1,552	1,598	2,395
Principal transactions	(6,586)	(16,906)	(512)	(13,048)
Interest and other income	46	105	265	876
Total revenues	$27,440	$(4,088)	$132,225	$49,188

Operating expenses:
Compensation and benefits	13,056	7,938	62,437	34,639
Conference fees	168	3,491	3,379	6,223
Professional and consulting fees	2,398	1,884	7,450	6,276
Occupancy and equipment rentals	784	1,006	3,125	2,910
Advertising and marketing	441	219	1,582	809
Communication and market research	731	763	2,750	2,646
Depreciation and amortization	392	1,168	2,282	2,384
Business development	737	561	2,228	2,926
Office supplies	232	178	677	569
Impairment of goodwill	-	20,654	1,327	21,719
Other	657	990	2,908	3,042
Total operating expenses	19,596	38,852	90,145	84,143
Operating income (loss)	7,844	(42,940)	42,080	(34,955)
Income tax (expense) benefit	3,964	1,252	3,913	(2,482)
Net income (loss)	11,808	(41,688)	45,993	(37,437)
Less: Net income to non-controlling interest	3,695	-	18,695	-
Net income (loss) to common stockholders	$8,113	$(41,688)	$27,298	$(37,437)

Net income (loss) per common share:
Basic	$0.22	$(1.23)	$0.77	$(1.12)
Diluted	$0.21	$(1.23)	$0.73	$(1.12)

Weighted average common shares outstanding:
Basic	36,227	33,824	35,588	33,375
Diluted	39,218	33,824	37,399	33,375

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and year ended December 31, 2009 and 2008:

		Three months ended		Year ended
Shares in Thousands		December 31,		December 31,
		2009	2008	2009	2008

Shares outstanding (weighted average)	(1)	35,384	41,105	35,049	37,881
Unearned restricted stock	(2)	(193)	(7,281)	(231)	(4,506)
Earned restricted stock units	(3)	1,036	-	770	-
Common shares outstanding, basic		36,227	33,824	35,588	33,375
Common shares upon exercise of options	(4)	369	-	39	-
Common shares upon vesting of non-vested restricted stocks and RSUs	(4)	2,622	-	1,772	-

Weighted average number of common shares outstanding, diluted		39,218	33,824	37,399	33,375

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares outstanding includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units and stock option exercises. Shares outstanding does not include undistributed earned and unearned restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended December 31, 2009 and September 30, 2009 and full year ended December 31, 2009. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income for the fourth and third quarter of 2009 and full year 2009 to its non-GAAP net income for the fourth and third quarter of 2009 and full year 2009 is set forth below (in millions of dollars):

Net income for the three months ended December 31, 2009	$8.1
Reversal of valuation allowance	(4.3)
Exclusion of principal transaction (gains) losses, net of related compensation	3.0
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	(0.4)
Non-GAAP net income for the three months ended December 31, 2009	$6.3

Net income for the three months ended September 30, 2009	$15.5
Exclusion of principal transaction (gains) losses, net of related compensation	(1.0)
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	1.2
Exclusion of legal fees related to an arbitration	0.6
Non-GAAP net income for the three months ended September 30, 2009	$16.3

Net income for the year ended December 31, 2009	$27.3
Reversal of valuation allowance	(4.3)
Exclusion of principal transaction (gains) losses, net of related compensation	0.2
Impairment of goodwill	1.3
Exclusion of legal fees related to an arbitration	0.6
Non-GAAP net income for the year ended December 31, 2009	$25.1

Basic and diluted income per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income per share for the fourth and third quarter of 2009 and full year 2009, after applying the adjustments described above:

Amounts in Thousands,
Except Per Share Amounts	Three Months Ended	Three Months Ended	Year Ended
	December 31, 2009	September 30, 2009	December 31, 2009
Weighted average shares:
Basic	36,227	35,645	35,588
Diluted	39,218	38,522	37,399

Income per share:
Basic	$0.22	$0.44	$0.77
Diluted	$0.21	$0.40	$0.73

Non-GAAP income per share:
Basic	$0.17	$0.46	$0.71
Diluted	$0.16	$0.42	$0.67

Pre-tax margin is calculated by dividing operating income, with non-GAAP adjustments, less 1) non-cash principal transaction revenue, net of compensation and 2) non-controlling interest by total revenues, less 1) non-cash principal transaction revenue, and 2) non-controlling interest.

Amounts in Millions	Three Months Ended	Year Ended
	December 31, 2009	December 31, 2009

Operating income	7.8	42.1
Principal transaction revenue, less related compensation	3.0	0.2
Impairment of goodwill	-	1.3
Third quarter conference revenue and expenses	(0.4)	-
Exclusion of legal fees related to arbitration	-	0.6
Non-controlling interest	(3.7)	(18.7)
Adjusted operating income (A)	6.7	25.5

Total revenues	27.4	132.2
Principal transaction revenue	6.6	0.5
Non-controlling interest	(3.7)	(18.7)
Adjusted total revenues (B)	30.3	114.0

(A) Adjusted operating income / (B) Adjusted total revenues	22%	22%